Exhibit 32
Certification of Periodic Financial Report by the Principal Executive Officer and
Principal Financial Officer
Solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Maxwell Technologies, Inc. (the “Company”), hereby certify that, based on our knowledge, the Quarterly Report on Form 10-Q/A of the Company for the quarter ended September 30, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

MAXWELL TECHNOLOGIES, INC.

Date:	August 13, 2013	By:	/s/ David J. Schramm
David J. Schramm
President and Chief Executive Officer
(Principal Executive Officer)

Date:	August 13, 2013	By:	/s/ Kevin S. Royal
Kevin S. Royal
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary
(Principal Financial Officer)